Exhibit 99.1

Orion Group Holdings, Inc. Announces Retirement of Board Member

HOUSTON – March 25, 2024 – Orion Group Holdings, Inc. (NYSE: ORN) (“Orion” or the “Company”), a leading specialty construction company, announced today that Richard L. Daerr, Jr., who has served as an independent member of the Company’s Board of Directors (the “Board”) since 2007 and was Chairman of the Board from 2007 to 2020 as well as Lead Independent Director from 2022 to 2023, informed the Company that he has chosen not to stand for re-election and instead retire from the Board effective at the Company’s upcoming Annual General Meeting of Stockholders on May 16, 2024. Effective upon Mr. Daerr’s retirement, the Board has determined to reduce its size from eight directors to seven directors, six of whom are independent.

Austin Shanfelter, Orion’s Chairman of the Board, commented, “We want to thank Richard for his years of service to the Company and his many valuable contributions, including his board leadership in the transition of Orion to a public company, establishing the standards for governance, the growth of the Company, and agreeing to serve as our Lead Independent Director through our recent executive transition. We wish him all the best in his future endeavors.”

Mr. Daerr stated, “It has been my distinct honor to serve on this Board for almost seventeen years and lead the Board for almost all of that time. I am proud of the tremendous transformation the Company has achieved over this time, and I leave with great confidence in Orion’s future and the strength of its Board.”

About Orion Group Holdings

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial and building sectors, provides services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin through its marine segment and its concrete segment. The Company’s marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design and specialty services. Its concrete segment provides turnkey concrete construction services including place and finish, site prep, layout, forming, and rebar placement for large commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas. The Company’s website is located at: https://www.oriongroupholdingsinc.com.

Forward-Looking Statements

The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, of which provisions the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release, and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, gross profit, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward-looking statements also include project award announcements, estimated project start dates, anticipated revenues, and contract options which may or may not be awarded in the future. Forward-looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints, and any potential contract options which may or may not be awarded in the future, and are at the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise, except as required by law.

Please refer to the Company's 2023 Annual Report on Form 10-K, filed on March 1, 2024, which is available on its website at www.oriongroupholdingsinc.com or at the SEC's website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.

Contact:

Financial Profiles, Inc.

Margaret Boyce

310-622-8247

orn@finprofiles.com